Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.
Registration Statement (Form S-3 No. 333-282460) of Neumora Therapeutics, Inc.,
2.
Registration Statement (Form S-8 No. 333-285507) pertaining to the 2023 Incentive Award Plan and the 2023 Employee Stock Purchase Plan of Neumora Therapeutics, Inc.,
3.
Registration Statement (Form S-8 No. 333-277748) pertaining to the 2023 Incentive Award Plan and the 2023 Employee Stock Purchase Plan of Neumora Therapeutics, Inc., and
4.
Registration Statement (Form S-8 No. 333-274593) pertaining to the Blackthorn Therapeutics, Inc. 2015 Equity Incentive Plan, the 2020 Equity Incentive Plan, the 2023 Incentive Award Plan, and the Employee Stock Purchase Plan of Neumora Therapeutics, Inc.,

of our report dated March 30, 2026, with respect to the consolidated financial statements of Neumora Therapeutics, Inc. included in this Annual Report (Form 10-K) of Neumora Therapeutics, Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

San Jose, California

March 30, 2026